As Filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Full Truck Alliance Co. Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 123 Kaifa Avenue Economic and Technical Development Zone, Guiyang Guizhou 550009 People’s Republic of China +86-851-8384-2056	Wanbo Science and Technology Park, 20 Fengxin Road Yuhuatai District, Nanjing Jiangsu 210012 People’s Republic of China +86-25-6692-0156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Full Truck Alliance Co. Ltd. 2021 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Simon Chong Cai Chief Financial Officer Wanbo Science and Technology Park, 20 Fengxin Road Yuhuatai District, Nanjing People’s Republic of China +86-25-6692-0156	Yi Gao, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 549,757,633 additional Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”) of Full Truck Alliance Co. Ltd. (the “Registrant”), which are reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). These 549,757,633 additional Class A Ordinary Shares have been authorized under the 2021 Plan as amended and effective on November 11, 2021, pursuant to the 2021 Plan’s evergreen provisions. These 549,757,633 additional Class A Ordinary Shares are of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2021 (File No. 333-257735) (the “Existing S-8 Registration Statement”), but were not registered under the Existing S-8 Registration Statement. An aggregate of 466,685,092 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2021 Plan pursuant to the Existing S-8 Registration Statement. Pursuant to the General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

In accordance with the terms of the 2021 Plan, as amended, the total number of ordinary shares which may be issuable pursuant to awards under the 2021 Plan initially totaled 466,685,092 ordinary shares, provided, however, that if the aggregate number of the ordinary shares reserved and available for future grants of awards under the 2021 Plan falls below 3.0% of the total ordinary shares of the Registrant outstanding on the last day of the immediately preceding calendar year (the “Limit”), the maximum aggregate number of the Registrant’s ordinary shares which may be issuable under the 2021 Plan shall automatically be increased so that the aggregate number of the Registrant’s ordinary shares reserved and available for future grants of awards under the 2021 Plan shall be equal to the Limit on January 1 thereafter.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.     The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on April 25, 2022 (File No. 001-40507); and

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b.    The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-40507) filed with the Commission on June 15, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-256564), as amended, initially filed with the Commission on May 27, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form F-1 (File No. 333-256564), as amended, initially filed with the Securities and Exchange Commission on May 27, 2021)

5.1*	Opinion of Conyers Dill & Pearman

10.1	2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.21 to the Registrant’s registration statement on Form F-1 (File No. 333-256564), as amended, initially filed with the Securities and Exchange Commission on May 27, 2021)

10.2	Amendment No.1 to 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.19 of the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on April 25, 2022)

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China on May 12, 2022.

Full Truck Alliance Co. Ltd.

By:	/s/ Peter Hui Zhang
Name: Peter Hui Zhang Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Peter Hui Zhang and Simon Chong Cai, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Peter Hui Zhang Peter Hui Zhang	Chairman and Chief Executive Officer (Principal Executive Officer)	May 12, 2022

/s/ Shanshan Guo Shanshan Guo	Director	May 12, 2022

/s/ Guizhen Ma Guizhen Ma	Director	May 12, 2022

/s/ Wenjian Dai Wenjian Dai	Director	May 12, 2022

/s/ Weidong Ji Weidong Ji	Director	May 12, 2022

/s/ Xinzhe Li Xinzhe Li	Director	May 12, 2022

/s/ Simon Chong Cai Simon Chong Cai	Chief Financial Officer (principal financial and accounting officer)	May 12, 2022

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Full Truck Alliance Co. Ltd. has signed this registration statement or amendment thereto in New York, New York on May 12, 2022.

US Authorized Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President